As filed with the Securities and Exchange Commission on October 26, 2011
Registration No.  333-168087

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM F-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

PERPETUAL ENERGY INC.
(Exact name of Registrant as Specified in its Charter)

Alberta, Canada	Not Applicable
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3200, 605 – 5th Avenue, S.W., Calgary, Alberta, Canada  T2P 3H5; telephone (403) 269-4400
(Address of Principal Executive Offices)

Puglisi and Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711; telephone (302) 738-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)
____________________
Copies to:
J. Christopher Strong Corporate Counsel Perpetual Energy Inc. 3200, 605 - 5th Avenue S.W. Calgary, Alberta Canada T2P 3H5 (403) 269-4407	Daniel M. Miller Dorsey & Whitney LLP Suite 1605, 777 Dunsmuir Street P.O. Box 10444, Pacific Centre Vancouver, British Columbia V7Y 1K4 Canada (604) 630-5199

Approximate date of commencement of proposed sale to the public: Not applicable.  Termination of registration.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.C.  or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

DEREGISTRATION OF SECURITIES

The Post-Effective Amendment No. 1 relates to the registration statement on Form F-3 (Registration No. 333-168087) of Perpetual Energy Inc., an Alberta, Canada corporation, filed on July 13, 2010, registering the sale by Perpetual from time to time of 5,000,000 common shares, no par value, of Perpetual issuable pursuant to the dividend reinvestment component of Perpetual’s Dividend Reinvestment and Optional Common Share Purchase Plan.

Perpetual hereby deregisters any and all of the common shares registered under this registration statement that have not been issued.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada on October 26, 2011.

PERPETUAL ENERGY INC.

By:	/s/ Cameron R. Sebastian
Name: Cameron R. Sebastian
Title: Vice President, Finance and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated on October 26, 2011.

Signature	Title

/s/ Susan L. Riddell Rose Susan L. Riddell Rose	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ Cameron R. Sebastian Cameron R. Sebastian	Vice President, Finance and Chief Financial Officer (Principal Accounting and Financial Officer)
* Clayton H. Riddell	Chairman of the Board and Director
* Geoffrey C. Merritt	Director
* Donald J. Nelson	Director
* Karen A. Genoway	Director
* Howard R. Ward	Director
* Randall E. Johnson	Director
* Robert A. Maitland	Director

*By: /s/ Cameron R. Sebastian Name: Cameron R. Sebastian Title: Attorney-in-fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Post-Effective Amendment No. 1 to the registration Statement, solely in the capacity of the duly authorized representative of Perpetual Energy Inc. in the United States, on this 26th day of October, 2011.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director